SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 17, 2004

LINENS ’N THINGS, INC. 401(k) Plan (Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	1-12381 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

6 Brighton Road, Clifton, New Jersey (Address of Principal Executive Offices)	07015 (Zip Code)

Registrant’s telephone number, including area code	(973) 778-1300

Item 4.  Changes in registrant’s Certifying Accountant

      Changes in Linens ’n Things, Inc. 401(k) Plan’s (the “Plan”) Certifying Accountant

        On May 17, 2004, KPMG, LLP (“KPMG”), at the request of the Plan, ceased to be the independent auditor for the Plan for cost related reasons. KPMG was initially engaged by the Plan as its independent auditor effective in 1996. The reports of KPMG on the Plan’s financial statements for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to request KPMG’s departure was approved by the Plan Committee.

        During the years ended December 31, 2002 and December 31, 2001 and through May 17, 2004, there were no disagreements between the Plan and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to such disagreements in its reports on the Plan. During the years ended December 31, 2002 and December 31, 2001 and through May 17, 2004, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Plan.

        The Plan requested KPMG to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

        The Plan has engaged Crowe Chizek and Company LLC as its independent auditor, effective May 17, 2004. During the years ended December 31, 2003 and December 31, 2002 and through May 17, 2004, the Plan did not consult Crowe Chizek and Company LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements, or any of the matters or reportable events specified in Item 304(a)(2) of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Exhibit

16	Letter of KPMG LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2004	LINENS ’N THINGS, INC. 401(k) Plan By: WILLIAM T. GILES —————————————— William T. Giles Executive Vice President, Chief Financial Officer of Linens ’n Things, Inc. and member of the Plan Committee

EXHIBIT INDEX

Exhibit No.	Exhibit

16	Letter of KPMG LLP regarding change in certifying accountant